EXHIBIT 10.1

ASSIGNMENT AND FIRST AMENDMENT OF LEASE

THIS ASSIGNMENT AND FIRST AMENDMENT OF LEASE (the "Assignment") is made and entered into this 26th day of April, 2016 ("Assignment Date"), by and among (i) Saul Holdings Limited Partnership, a Maryland limited partnership (hereinafter referred to as "Landlord"); (ii) Theranostics Health, Inc., a Delaware corporation (hereinafter referred to as "Original Tenant"); and (iii) Avant Diagnostics, Inc., a Nevada corporation (hereinafter referred to as "Assignee").

WHEREAS, Landlord and Original Tenant have heretofore entered into that certain Lease Agreement dated January 29, 2016 (the "Lease") for approximately four thousand six hundred ninety-eight (4,698) rentable square feet of office space known as Suite 8 ("Premises") in Phase IV of the Avenel Business Park ("Property") located at 217 Perry Parkway, Gaithersburg, Maryland 20877 ("Building"), as more particularly described in said Lease; and

WHEREAS, Original Tenant desires to assign all of its right, title and interest in and to the Lease unto Assignee; and

WHEREAS, the parties desire to amend the Lease as hereinafter provided;

WHEREAS, as of May 1, 2016, monthly Base Rent and Additional Rent for the first Lease Year is $5,899.90 subject to the terms of the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. ASSIGNMENT.

(a) Original Tenant hereby assigns all of Original Tenant's right, title and interest in and to the Lease unto Assignee, and Assignee hereby assumes all of the obligations of Original Tenant under said Lease to the same extent as if Assignee were the original tenant thereunder. The foregoing Assignment includes Original Tenant's interest in any security deposit or other security held by Landlord to secure Original Tenant's obligations under the Lease, and Original Tenant hereby waives and releases all rights in any such security or deposits, it being the intention of the parties that such security or deposits be held by Landlord to secure the performance of Assignee, as tenant under the Lease, and that such security or deposits be and remain subject to the rights of Landlord in such security or deposits under the Lease or otherwise at law or in equity. The foregoing Assignment includes Original Tenant's interest in any security deposit or other security held by Landlord to secure Original Tenant's obligations under the Lease, and Original Tenant hereby waives and releases all rights in any such security or deposits, it being the intention of the parties that such security or deposits be held by Landlord to secure the performance of Assignee, as tenant under the Lease, and that such security or deposits be and remain subject to the rights of Landlord in such security or deposits under the Lease or otherwise at law or in equity.

1

(b) Original Tenant agrees to remain bound and fully liable for the full and faithful performance of all covenants, obligations and acts of said Lease, as amended hereby, notwithstanding the Assignment of the Lease.

(c) Landlord hereby consents to this Assignment without releasing Original Tenant from any of their obligations under the Lease, and in the event of any default under the terms and conditions of said Lease, Landlord shall have the right to enforce any of the remedies provided to it thereunder against Original Tenant or Assignee either severally or jointly at its election. Landlord's consent to this Assignment shall not be deemed to relieve Original Tenant or Assignee from the requirement of obtaining Landlord's consent to any further assignment of the Lease.

2. NOTICES. Article 33 of the Lease captioned "Notices" is hereby modified to provide that all notices regarding rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted overnight commercial messenger service (such as Federal Express, UPS, or DHL Express) for delivery on the next following business day. Notices sent by mail shall be deemed to be received on the date of actual receipt by the recipient or on the date delivery is refused. Notices sent by a receipted overnight commercial messenger service shall be deemed received on the next business day after depositing with such delivery service. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

IF TO LANDLORD:

NOTICES AND CORRESPONDENCE

Saul Holdings Limited Partnership

Attention: Legal Department

7501 Wisconsin Avenue, Suite 1500E

Bethesda, Maryland 20814

Main Phone: (301) 986-6000

Rent, Payments, Etc.

Saul Holdings Limited Partnership

PO Box 64288

Baltimore, Maryland 21264-4288

2

If to Assignee:	Avant Diagnostics, Inc. Attention: Gregg Linn 8561 East Anderson Drive, Suite 104 Scottsdale, AZ 85225 Main Phone: (480) 478-6660

If to Original Tenant:	Theranostics Health, Inc. Attention: Ronald S. Hencin 217 Perry Parkway, Ste. 8 Gaithersburg, MD 20899 Main Phone: (301) 251-4443

3. FEE. Pursuant to Article 19(c) of the Lease, Landlord hereby acknowledges receipt of One Thousand and No/100 Dollars ($1,000.00) (the "Assignment Fee") from Assignee.

4.NO DEFAULT. Original Tenant hereby represents and warrants to Landlord that as, of the Assignment Date, to the best of its knowledge, neither Landlord nor Original Tenant is in default of its any of its respective agreements, covenants, or obligations under the Master Lease.

5. EFFECTIVE DATE. This Assignment, for all purposes, shall be subject to and effective upon the consummation of the closing for the acquisition of substantially all of the assets of the Original Tenant by the Assignee, notice of which shall be provided to Landlord promptly following such closing.

6. MISCELLANEOUS. Except as specifically modified hereby, the Lease shall remain in full force and effect in accordance with the terms contained therein and is hereby ratified, approved and confirmed in all respects. Any agreement, obligation or liability made, entered into or incurred by or on behalf of Landlord binds only its property and no shareholder, trustee, officer, director, employee, partner or agent of the Landlord assumes or shall be held to any liability therefor. The provisions of this Assignment to Lease shall be binding upon the parties hereto, their successors, and to the extent permitted under the Lease, their assigns. The submission of this Assignment for examination does not constitute an agreement, an option or an offer, and this Assignment becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the Assignment contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Assignment described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Assignment. Whenever in this Assignment (i) any printed portion, or any part thereof, has been stricken out, or (ii) any portion of the Lease (as the same may have been previously amended) or any part thereof, has been modified or stricken out, then, in either of such events, whether or not any replacement provision has been added, this Assignment and the Lease shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Assignment and attached hereto are a substantive part of this Assignment and are incorporated herein by reference. If drafts of this Assignment or other communications between the parties were sent by email or other electronic methods, then the following additional provisions shall also apply: (i) any typewritten signature included with any e-mail or any document attached to any email is not an electronic signature within the meaning of Electronic Signatures in Global and National Commerce Act or any other law of similar import, including without limitation, the Uniform Electronic Transactions Act ("UETA"), as the same may be enacted in any State, (ii) any transmission of this Assignment is not intended as an "electronic signature" to a "record" of such transaction (as those terms are defined under UETA); instead, it is Landlord's intention that a record of such transaction shall be created only upon manually-affixed original signatures on an original document, and (iii) the final, definitive version of this Assignment shall be created by Landlord (the "Final Draft"), and Original Tenant authorizes Landlord to affix to the Final Draft the original, manually executed signature pages attached by Original Tenant to the executed document submitted by Original Tenant to Landlord.

3

6. INTERPRETATION. The submission of this Assignment for examination does not constitute an agreement, an option or an offer, and this Assignment becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the Assignment contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Assignment described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Assignment. Except as otherwise provided herein, capitalized terms shall have the same meaning as set forth in the Lease. Whenever in this Assignment (i) any printed portion, or any part thereof, has been stricken out, or (ii) any portion of the Lease (as the same may have been previously amended) or any part thereof, has been modified or stricken out, then, in either of such events, whether or not any replacement provision has been added, this Assignment and the Lease shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Assignment and attached hereto are a substantive part of this Assignment and are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto do hereby execute this Assignment under seal on the day and year first above written.

ATTEST:	LANDLORD: Saul Holdings Limited Partnership By: Saul Centers, Inc., General Partner

/s/ Amy E. Spencer	By	/s/ J. Page Lansdale
	Printed Name:	J. Page Lansdale
	Title:	President & Chief Operating Officer

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

5

ATTEST/WITNESS:	ORIGINAL TENANT: Theranositics Health, Inc.

	By	/s/ Ronald S. Hencin
	Printed Name:	Ronald S. Hencin
	Title:	VP Business Development

Tenant's Tax Identification Number:

26-4136417

STATE OF MARYLAND:

: ss.

COUNTY OF MONTGOMERY:

On this, the 19th day of April, 2016, before me, a notary public in and for the state and county aforesaid, personally appeared Ronald S. Hencin (name) who acknowledged himself/herself to be the VP Business Development (title) of the corporation which executed the foregoing, and that he/she as such officer(s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Tamara Henry

Notary Public

3/9/2020

My term expires:

(SEAL)

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

6

ATTEST/WITNESS:	ASSIGNEE: Avant Diagnostics, Inc.

/s/ Melanie D. Linn	By	/s/ Gregg Linn
	Printed Name:	Gregg Linn
	Title:	CEO/President

Tenant's Tax Identification Number:

27-1062556

STATE OF ARIZONA:

: ss.

COUNTY OF MARICOPA:

On this, the 18th day of April, 2016, before me, a notary public in and for the state and county aforesaid, personally appeared Gregg A. Linn (name) who acknowledged himself/herself to be the CEO/President (title) of the corporation which executed the foregoing, and that he/she as such officer(s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Mikhail Balakirskty

Notary Public

02/08/2019

My term expires:

(SEAL)

7